EXHIBIT 10.4

PATENT AND TRADEMARK SECURITY AGREEMENT

This Patent and Trademark Security Agreement (the “Agreement”), dated as of March 30, 2009, is made by and between GRANITE CITY FOOD AND BREWERY, LTD., a Minnesota corporation having a business location at the address set forth below next to its signature (the “Debtor”), and HARMONY EQUITY INCOME FUND, L.L.C., a South Dakota limited liability company (“Agent”), for the benefit of the Lenders a party to the Credit Agreement (defined below), and having a business location at the address set forth below next to its signature.

Recitals

A.           Debtor and Agent are parties to that certain Bridge Loan Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”) dated the same date as this Agreement, setting forth the terms by which the Lenders set forth therein may now or hereafter extend credit to or for the account of Debtor.

B.           As a condition to extending credit to or for the account of Debtor, Agent and Lenders have required the execution and delivery of this Agreement by Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Documents and herein, the parties hereby agree as follows:

1.            Definitions. All terms defined in the Recitals hereto or in the Credit Agreement that are not otherwise defined herein shall have the meanings given to them in the Credit Agreement.  In addition, the following terms have the meanings set forth below:

“Patents” means all of Debtor’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Security Interest” has the meaning given in Section 2.

“Trademarks” means all of Debtor’s right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, and (iv) licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2.            Security Interest. Debtor hereby irrevocably pledges and assigns to, and grants Agent (for the benefit of Lenders)  a security interest (the “Security Interest”) with power of sale to the extent permitted by law, in the Patents and in the Trademarks to secure payment of the Obligations. As set forth in the Credit Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of Debtor.  This Agreement grants only the Security Interest herein described, is not intended to and does not affect any present transfer of title of any trademark registration or application and makes no assignment and grants no right to assign or perform any other action with respect to any intent to use trademark application, unless such action is permitted under 15 U.S.C. § 1060.

3.            Representations, Warranties and Agreements. Debtor represents, warrants and agrees as follows:

(a)           Existence; Authority. Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and this Agreement has been duly and validly authorized by all necessary corporate action on the part of Debtor.

(b)           Patents. Exhibit A accurately lists all Patents owned or controlled by Debtor as of the date hereof, or to which Debtor has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, Debtor owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then Debtor shall within 60 days provide written notice to Agent with a replacement Exhibit A, which upon acceptance by Agent shall become part of this Agreement.

(c)           Trademarks. Exhibit B accurately lists all Trademarks owned or controlled by Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to Debtor’s or any Affiliate’s business(es).  If after the date hereof, Debtor owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to Debtor’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then Debtor shall promptly provide written notice to Agent with a replacement Exhibit B, which upon acceptance by Agent shall become part of this Agreement.

(d)           Affiliates. As of the date hereof, no Affiliate owns, controls, or has a right to have assigned to it any items that would, if such item were owned by Debtor, constitute Patents or Trademarks. If after the date hereof any Affiliate owns, controls, or has a right to have assigned to it any such items, then Debtor shall promptly either: (i) cause such Affiliate to assign all of its rights in such item(s) to Debtor; or (ii) notify Agent of such item(s) and cause such Affiliate to execute and deliver to Agent a patent and trademark security agreement substantially in the form of this Agreement.

(e)           Title. Debtor has absolute title to each Patent and each Trademark listed on Exhibits A and B, free and clear of all Liens except Permitted Liens.  Debtor (i) will have, at the time Debtor acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all Liens except Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all Liens except Permitted Liens.

(f)            No Sale. Except as permitted in the Credit Agreement, Debtor will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without Agent’s prior written consent.

(g)           Defense. Debtor will at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Permitted Liens.

(h)           Maintenance. Debtor will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor.  Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing Agent:  (i) sufficient written notice, of at least 30 days, to allow Agent to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

(i)            Agent’s Right to Take Action. If Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after Agent gives Debtor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if Debtor notifies Agent that it intends to abandon a Patent or Trademark, Agent may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of Debtor (or, at Agent’s option, in Agent’s own name) and may (but need not) take any and all other actions which Agent may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j)            Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall pay Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Agent in connection with or as a result of Agent’s taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by Agent at the Default Rate.

(k)           Power of Attorney. To facilitate Agent’s taking action under subsection (i) and exercising its rights under Section 6, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Agent, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3, or, necessary for Agent, after an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Credit Agreement as provided therein and the payment and performance of all Indebtedness.

4.            Debtor’s Use of the Patents and Trademarks. Debtor shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

5.            Events of Default. As used herein, the term “Event of Default” shall have the meaning assigned to such term in the Credit Agreement.

6.            Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, at its option, take any or all of the following actions, subject in each case to the last two sentences of this Section 6:

(a)           Agent may exercise any or all remedies available under the Credit Agreement.

(b)           Agent may exercise its rights with respect to the Patents and Trademarks set forth in that certain IP Agreement of even date herewith by and between Debtor and Agent (the “IP Agreement”).

The rights of Agent as secured creditor with respect to the Patents and Trademarks following the occurrence and during the continuance of an Event of Default are limited in all respects to the rights of Agent under the terms of the IP Agreement.  In the event of any conflict between this Agreement and the IP Agreement, with respect to the Patents and Trademarks, the terms of the IP Agreement shall govern.

7.            Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Agent. A waiver signed by Agent shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Agent’s rights or remedies. All rights and remedies of Agent shall be cumulative and may be exercised singularly or concurrently, at Agent’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor under this Agreement shall be given in the manner and with the effect provided in the Credit Agreement. Agent shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Agent and their respective participants, successors and assigns and shall take effect when signed by Debtor and delivered to Agent, and Debtor waives notice of Agent’s acceptance hereof. Agent may execute this Agreement if appropriate for the purpose of filing, but the failure of Agent to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Minnesota without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.

8.             THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Patent and Trademark Security Agreement as of the date written above.

Address for Notice	GRANITE CITY FOOD & BREWERY, LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
Attention:	By	/s/ James G. Gilbertson
Its CFO

Address for Notice.	HARMONY EQUITY INCOME FUND, L.L.C.
201 S. Phillips Ave., Suite 100
Sioux Falls, SD 57104
Attention: Gene McGowan	By	/s/ Eugene E. McGowan
Its Managing Member

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of March, 2009, by                                  , the                              of Granite City Food & Brewery, a Minnesota corporation, on behalf of the corporation.

Notary Public

STATE OF SOUTH DAKOTA)

                                               )

COUNTY OF MINNEHAHA  )

The foregoing instrument was acknowledged before me this 30th day of March, 2009, by Eugene E. McGowan, the Managing Member of Harmony Equity Income Fund, L.L.C., a South Dakota limited liability company, on behalf of the company.

/s/ Jennifer Starnes
Notary Public

EXHIBIT A

PATENTS

Description	Inventor	Assignee	Patent No. Application	Filed

Method and Apparatus for Distributed Production of Beer	William E. Burdick	Granite City Food & Brewery Ltd.	7,214,402 10/411,002	4/9/2003
Method of Production of Beer for Distribution	William E. Burdick	Granite City Food & Brewery Ltd.	11/800,752	5/7/2007
Apparatus for Distributed Production of Beer	William E. Burdick	Granite City Food & Brewery Ltd.	11/800,753	5/7/2007

EXHIBIT B

UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS

AND COLLECTIVE MEMBERSHIP MARKS

Description	Owner/Applicant	Filing/Registration Date	Jurisdiction
Brother Benedict’s Mai Bock	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Brother Benedict’s Mai Bock and design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Duke of Wellington	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Duke of Wellington and design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Fermentus Interruptus	Granite City Food & Brewery Ltd.	2/15/2005 10/21/2008	United States
GC	Granite City Food & Brewery Ltd.	6/7/2007 2/12/2008	United States
GC Granite City Food & Brewery & design	Granite City Food & Brewery Ltd.	1/28/2000 3/19/2002	United States
Granite City	Granite City Food & Brewery Ltd.	6/7/2007 2/19/2008	United States
Granite City Food & Brewery	Granite City Food & Brewery Ltd.	6/7/2007 2/19/2008	United States
Granite City Food & Brewery & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Northern Light	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Northern Light & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Pride of Pilsen	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Pride of Pilsen & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Victory Lager	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Victory Lager & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota